UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)       June 19, 2000

                            Heritage Commerce Corp
             (Exact name of registrant as specified in its charter)

                CA                    00-23877             77-0469558
(State of other jurisdiction     (Commission File      (IRS Employer
 of incorporation)                     Number)        Identification No.)

150 Almaden Blvd., San Jose, CA                               95113
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code        (408) 947-6900

                                        None
        (Former name or former address, if changed since last report.)


Item 6.	Resignations of Registrant's Directors

                 HERTIAGE COMMERCE CORP ANNOUNCES RESIGNATION OF
                       PRESIDENT & CHIEF EXECUTIVE OFFICER
                                 JOHN E. ROSSELL III

   Heritage Commerce Corp today announced the resignation of John Rossell, its President & CEO, effective June 15, 2000. Rossell served as President & CEO of Heritage Bank of Commerce since it first opened for business in June 1994 and of Heritage Commerce Corp since its formation in February 1998. After dedicating over six years to promoting the success of the organization, Rossell made the decision to pursue other business opportunities.

   Brad Smith, Heritage Commerce Corp Chairman of the Board and President & CEO of Heritage Bank South Valley, will assume the role of Chief Executive Officer of the Company and President & CEO of subsidiary bank, Heritage Bank of Commerce. Richard Conniff, President & CEO of subsidiary bank, Heritage Bank East Bay and member of the Heritage Commerce Corp Board of Directors, will serve as President & Chief Operating Officer of Heritage Commerce Corp. Mr. Smith and Mr. Conniff are well respected community bankers and both have previously served as CEOs of independent banks.

   Since lead bank Heritage Bank of Commerce opened for business in downtown San Jose in 1994, Heritage has established a solid presence there and in the East Bay and South Valley markets. Heritage Bank East Bay, headquartered in the City of Fremont with a branch in Danville, opened for business in late 1998 and Heritage Bank South Valley, headquartered in the City of Morgan Hill, opened in early 2000. With a strong and focused commitment to providing high quality service and a "relationship-banking" approach, each bank has been well received by the communities they serve. All three banks are subsidiaries of parent company, Heritage Commerce Corp.

   On May 9, 2000, the Company signed a definitive merger agreement with Western Holdings Bancorp, the holding company for Bank of Los Altos.

                  Forward Looking Statement Disclaimer

   This release may contain forward-looking statements that are subject to risks and uncertainties. Such risks and uncertainties may include but are not necessarily limited to fluctuations in interest rates, inflation, government regulations and general economic conditions, and competition within the business areas in which the Company is conducting its operations, including the real estate market in California and other factors beyond the Company's control. Such risks and uncertainties could cause results for subsequent interim periods or for the entire year to differ materially from
those indicated.   For a discussion of factors which could cause results to
differ, please see the Company's reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission and the Company's press releases. Readers should not place undue reliance on the forward-looking statements, which reflect management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.


                                   SIGNATURES

   Under the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  June  19, 2000
HERITAGE COMMERCE CORP

By:
/s/ Lawrence D. McGovern
    Lawrence D. McGovern
Chief Financial Officer / Executive Vice President